UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1 to

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2008

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-145588	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12550 Fuqua St.
Houston, Texas  77034
(Address of principal executive offices)

(713) 852-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURES
EXHIBIT INDEX

Explanatory Note

On April 15, 2008, Orion Marine Group, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Filing") to report on Item 5.02 that on April 11, 2008, the Compensation Committee of the Company's Board of Directors (the "Board") approved, and the Board ratified, an amendment to the Employment Agreement dated April 2, 2007 (effective as of May 17, 2007) between the Company and  J. Michael Pearson, the Company’s President and CEO (“Employment Agreement”).  This Amendment No. 1 to the Current Report on Form 8-K/A amends the Original Filing to provide the exhibit referenced herein, which was not available at the time of the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 11, 2008, the Compensation Committee of the Company’s Board approved, and the Board ratified, an amendment to the Employment Agreement dated April 2, 2007 (effective as of May 17, 2007) between the Company and  J. Michael Pearson, the Company’s President and CEO.  The amendment extends the initial term of the Employment Agreement for an additional year, with such initial term now expiring on May 17, 2010, instead of the  original initial term expiration date of May 17, 2009.  In addition, the Employment Agreement was updated to reflect Mr. Pearson’s current base salary of $400,000, which was approved by the Compensation Committee earlier. Mr. Pearson has indicated his agreement to the Employment Agreement amendment, and the amendment will be executed shortly and will be effective as of April 11. 2008.

All other terms and conditions of the Employment Agreement remain in effect without modification, including the parties’ option to mutually extend the Employment Agreement upon expiration of its initial term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION MARINE GROUP, INC.

_/s/ J. Cabell Acree, III
By:           J. Cabell Acree, III
Title:           Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                      Description
*10.1	Amendment No. 1 to Employment Agreement with J. Michael Pearson

* filed herewith